Exhibit 99.1
XM SATELLITE RADIO ANNOUNCES COMPLETION OF SENIOR NOTE
OFFERING AND EARLY ACCEPTANCE OF CASH TENDER OFFER
AND CONSENT SOLICITATION FOR ITS SENIOR SECURED NOTES
NEW YORK—October 27, 2010—XM Satellite Radio Inc. (“XM”), a subsidiary of SIRIUS XM Radio (NASDAQ: SIRI), today announced the closing of its previously announced offering of $700 million aggregate principal amount of 7.625% Senior Notes due 2018 (the “7.625% Notes”).
In addition, XM announced that it exercised its early purchase option and has accepted for purchase all of the $489,065,000 aggregate principal amount of its outstanding 11.25% Senior Secured Notes due 2013 (the “11.25% Notes”) tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on October 26, 2010 pursuant to the previously announced tender offer and consent solicitation. Payment for the 11.25% Notes purchased will be made today.
XM also announced that based on the amount of 11.25% Notes tendered, XM has received the requisite consents to adopt the proposed amendments to the 11.25% Notes, the indenture governing the 11.25% Notes and the related security documents. A supplemental indenture and other documents giving effect to the amendments have been executed and delivered. The amendments have eliminated most of the restrictive covenants and certain of the events of default contained in the indenture governing the 11.25% Notes and have released the security for, and guarantees of, the 11.25% Notes.
The tender offer is being made pursuant to the terms and conditions of the Offer to Purchase and Consent Solicitation Statement, dated as of October 13, 2010, and the related Letter of Transmittal and Consent (collectively, the “Offer Documents”). The tender offer will expire at 12:00 a.m., midnight, New York City time, on November 9, 2010, unless extended by XM.
The depositary and information agent for the tender offer and consent solicitation is Global Bondholder Services Corporation. The dealer manager for the tender offer and solicitation agent for the consent solicitation is J.P. Morgan Securities LLC ((800) 245-8812 (toll-free) and (212) 270-1200 (collect)).

This news release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the 7.625% Notes or an offer to buy or the solicitation of an offer to sell the 11.25% Notes. The offering of the 7.625% Notes has been completed. The 7.625% Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents. Holders and investors should read carefully the Offer Documents because they contain important information, including the various terms and conditions of the tender offer and the consent solicitation.
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About SIRIUS XM Radio
SIRIUS XM is America’s satellite radio company, broadcasting more than 135 channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to 19.9 million subscribers in cars, trucks, boats and aircraft, and through a wide range of mobile devices.
SIRIUS XM offers an array of content from some of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers. SIRIUS XM programming is also available at sirius.com and xmradio.com, and on Apple iPhone and iPod touch, BlackBerry and Android-powered mobile devices using the SIRIUS XM Premium Online App.
SIRIUS XM has arrangements with every major automaker and its radio products are available at retail locations nationwide, as well as shop.sirius.com and shop.xmradio.com.
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.
E- SIRI
Contact Information for Investors and Financial Media:
Investors:
William Prip
212 584 5289

william.prip@siriusxm.com
Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com
Media:
Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com